EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2012, with respect to the combined financial statements of Atlas Energy E&P Operations included in the Annual Report of Atlas Resource Partners, L.P. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Atlas Resource Partners, L.P. on Form S-8 (File No. 333-180209, effective March 19, 2012).

/s/  GRANT THORNTON LLP

Tulsa, Oklahoma

March 29, 2012